UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2017, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Spring Haven Purchase Agreement, with NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC, NIC 5 Forest Oaks Owner LLC, NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC and NIC 5 Forest Oaks Leasing LLC, for the purchase of certain real property and certain other property relating to the use and operation of the real property, as specified in the Spring Haven Purchase Agreement, in connection with four senior housing facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, for a contract purchase price of $70,000,000, plus closing costs. In addition, on August 2, 2017, in conjunction with the Spring Haven Purchase Agreement, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, entered into a separate purchase and sale agreement, or the Bayside Purchase Agreement, with NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC and NIC 4 Spring Oaks Owner LLC, or collectively, together with NIC 5 Spring Haven Owner, LLC, NIC 5 Lake Morton Plaza Owner, LLC, NIC 5 Renaissance Retirement Owner, LLC and NIC 5 Forest Oaks Owner, LLC, sellers, and NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC and NIC 4 Spring Oaks Leasing LLC, or collectively, together with NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC and NIC 5 Forest Oaks Leasing LLC, existing operators, for the purchase of certain real property and certain other property relating to the use and operation of the real property, as specified in the Bayside Purchase Agreement, in connection with five senior housing facilities located in Bradenton, Brooksville, Lake Placid and Pinellas Park, Florida, or, together with the facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, Central Florida Senior Housing Portfolio, for a contract purchase price of $47,500,000, plus closing costs, for a total portfolio aggregate contract purchase price of $117,500,000, plus closing costs. Central Florida Senior Housing Portfolio, consisting of approximately 541,000 square feet of gross leasable area and 1,140 units, offers assisted living, independent living and memory care services and is currently approximately 84% occupied. Upon acquisition, we intend to operate Central Florida Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure. We are not affiliated with sellers or existing operators.

The material terms of the Spring Haven Purchase Agreement and Bayside Purchase Agreement, or collectively, the Purchase Agreements, include: (i) a due diligence period of 45 days from the effective date of the Purchase Agreements; (ii) deposits in the amounts of $1,787,234 and $1,212,766 due within three business days after execution of the Spring Haven Purchase Agreement and Bayside Purchase Agreement, respectively; (iii) a closing date to take place at 10:00 a.m. Eastern Time on October 1, 2017, unless otherwise mutually agreed to by the parties to each respective agreement; provided, however, that the closing date may be extended in the event the conditions to closing have not been satisfied, but in no event shall the closing date occur after November 1, 2017; provided further, however, that the closing date shall be on the first day of a calendar month following the date on which all such conditions to closing have been satisfied or waived, as set forth in the respective agreement; (iv) a provision whereby First American Title Insurance Company, as escrow agent, shall hold back a certain sum from the purchase price to be placed in escrow for a period beginning on the closing date and expiring on the date that is 18 months after the closing date, which funds shall be used to satisfy any Seller Indemnifiable Damages, as defined in the Purchase Agreements, as applicable; (v) our right to terminate the Spring Haven Purchase Agreement or Bayside Purchase Agreement, in our sole and absolute discretion and for any reason or no reason at all, at any time prior to 5:00 p.m. on the date of expiration of the due diligence period upon written notice, in which case the respective deposit shall be returned to us; (vi) an agreement that any Mortgage, as defined in the Purchase Agreements, shall be paid off, satisfied, discharged and/or cured at or prior to the closing date, and sellers shall be obligated to cause each monetary lien to be removed at or prior to the closing date, unless provided otherwise in the respective agreement; provided, however, that in the event sellers fail or refuse to remove any mortgage or monetary lien against the property at or prior to the closing date, we may elect to satisfy the same and deduct such costs from the purchase price; (vii) sellers’ and existing operators’ obligation to deliver to us updated rent rolls for each of the facilities listed in each respective agreement within 5 business days of the end of the calendar month ending immediately prior to the expiration of the due diligence period, with a calculation of the average monthly occupancy rate of the facilities for the 3-month period ending on the last day of such calendar month; provided, however, that in the event such average monthly occupancy rate falls below a certain threshold, we shall have the right, in our sole and absolute discretion, at any time prior to 5:00 p.m. Eastern Time on the fourteenth day following expiration of the due diligence period to terminate the respective agreement upon written notice; (viii) our right to waive any of sellers’ conditions to closing or terminate the respective agreement, in which case we shall receive a return of the deposit, in the event any of sellers’ conditions to closing are not satisfied at or prior to the closing date, unless otherwise specified in the respective agreement; provided, however, that if such failure constitutes a default by sellers or existing operators, we shall be entitled to additional remedies as set forth in the Purchase Agreements; (ix) sellers’ right to waive any of our conditions to closing, unless otherwise specified in the respective agreement, or terminate the respective agreement, in which case sellers shall receive and retain the deposit, in the event any of our conditions to closing are not satisfied at or prior to the closing date, unless otherwise specified in the respective agreement;

provided, however, that if such failure constitutes a default by us, sellers shall be entitled to additional remedies as set forth in the Purchase Agreements; (x) certain survival provisions, including provisions stating that any claim by any party with respect to any breach of sellers’ or our representations must be made in writing and exceed a certain sum, as detailed in the Purchase Agreements; (xi) certain indemnification provisions, including provisions stating that in no event shall sellers, existing operators, or us, as applicable, be liable for any indemnifiable damages unless and until the aggregate dollar amount of all such damages exceeds a certain sum, as specified in the respective agreement, and establishing a maximum aggregate liability of sellers, existing operators, or us, as applicable, limited to a certain sum, as specified in the respective agreement, unless otherwise stated in the respective agreement; provided, however, that in the event the Separate PSA, as defined in the Purchase Agreements, is terminated, but the closing occurs under the applicable agreement, the above sums shall be adjusted as set forth in the applicable agreement; (xii) an agreement by all parties to each respective agreement that the rights granted to each in the indemnification provisions of the respective agreement shall be the exclusive rights and remedy of each from and after the closing, other than for claims arising out of or relating to fraud; (xiii) sellers’ and existing operators’ right, as their sole and exclusive remedy, to terminate the Spring Haven Purchase Agreement or Bayside Purchase Agreement, in which case we shall forfeit the respective deposit to sellers and existing operators as liquidated damages, or waive our default, in the event of our default prior to closing, pursuant to the terms of the respective agreement; (xiv) our right to terminate the Spring Haven Purchase Agreement or Bayside Purchase Agreement, in which case we shall receive a return of the respective deposit and sellers and existing operators shall pay to us all out-of-pocket costs and expenses incurred in connection with the transaction, including reasonable attorneys’ fees and expenses, up to a certain sum, or seek specific performance, in the event of sellers’ or existing operators’ default prior to closing, pursuant to the terms of the respective agreement; provided, however, that we may only seek specific performance if certain conditions are met, as set forth in the respective agreement; and (xv) sellers’, existing operators’, and our right, as applicable, to terminate the Spring Haven Purchase Agreement or Bayside Purchase Agreement, in which case we shall receive a return of the respective deposit if we have not defaulted under the applicable agreement or the Separate PSA and sellers and existing operators shall pay to us all out-of-pocket costs and expenses incurred in connection with the transaction, including reasonable attorneys’ fees and expenses, up to a certain sum, in the event the Separate PSA is terminated by any party thereto. The Purchase Agreements also contain additional covenants, representations and warranties that are customary of real estate purchase and sale agreements and RIDEA transactions.

We intend to finance the purchase of Central Florida Senior Housing Portfolio from funds raised through our initial public offering and debt financing. We also anticipate paying an acquisition fee based on the purchase price of the property to our affiliated advisor in connection with the acquisition of such property, as described in the prospectus for our initial public offering. We anticipate closing this acquisition in the fourth quarter of 2017; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of Central Florida Senior Housing Portfolio is subject to substantial conditions to closing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

August 8, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer